EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement, dated October 14, 2022, on Form S-4 of HBT Financial, Inc. of our report dated March 11, 2022, relating to the consolidated financial statements of HBT Financial, Inc., appearing in the Annual Report on Form 10-K of HBT Financial, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

October 14, 2022